Exhibit 99.1

NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Second Quarter 2011 Financial Results

•	Operating Income, as Adjusted, Increases to $10.3 Million for Second Quarter of 2011 from $5.3 Million in Second Quarter of 2010; Operating Income Increases to $3.5 Million from $1.2 Million

•	Total Sales Grow 135 Percent to $2.6 Billion from $1.1 Billion in Second Quarter of 2010; Total Net Flows Increase to $1.5 Billion from $0.2 Billion

•	Sales of Long-Term, Open-End Mutual Funds Increase to $2.4 Billion from $1.0 Billion in Second Quarter of 2010; Net Flows Increase to $1.6 Billion from $0.3 Billion in Prior Year

•	Addition of Newfleet Multi-Sector Team Contributes $0.4 Million to Operating Income, as Adjusted, which Excludes Transition Costs

•	Assets Under Management End Quarter at $33.3 Billion, Up 33 Percent from Prior Year; Long-Term Assets Under Management Up 42 Percent to $30.5 Billion from Prior Year

Hartford, CT, August 2, 2011 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported that operating income, as adjusted, for the second quarter of 2011 increased 96 percent from the second quarter of 2010, and operating margin, as adjusted, improved to 28 percent, as continued robust mutual fund sales and higher positive net flows drove a 33 percent increase in assets under management.

Operating income, as adjusted, was $10.3 million for the quarter ended June 30, 2011, compared with $5.3 million in the second quarter of 2010 and $7.0 million in the first quarter of 2011. Operating margin, as adjusted, was 28 percent for the current quarter, compared with 20 percent in the prior year quarter and 21 percent in the prior quarter. The addition of the Newfleet Multi-Sector team contributed $0.4 million of operating income, as adjusted, excluding $3.2 million of transition costs. On June 2 the company established the Newfleet Multi-Sector team by hiring David Albrycht and the investment professionals who previously managed $5.2 billion of Virtus assets through a subadvisory relationship.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items, including the transition costs for the Multi-Sector team, and are further described and reconciled to GAAP measures in the table at the end of the release.

Operating income was $3.5 million for the current period, compared with $1.2 million in the second quarter of 2010 and $4.4 million in the first quarter of 2011. Operating margin was 7 percent, 3 percent and 10 percent for the comparable periods. Net income was $3.2 million in the 2011 second quarter, compared with $0.4 million in the prior year quarter and $4.3 million in the first quarter of 2011. The sequential decrease in operating and net income is due to the $3.2 million of Newfleet Multi-Sector team transition costs.

Assets under management were $33.3 billion at June 30, 2011, an increase of 33 percent from the prior year and 4 percent from March 31, 2011. Long-term assets under management, which exclude cash management products, were $30.5 billion at the end of the 2011 second quarter, an increase of 42 percent from the prior year and 7 percent from March 31, 2011.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	Change	3/31/2011	Change	6/30/2011	6/30/2010	Change
Ending Assets Under Management (in billions)	$33.3	$25.1	33%	$31.9	4%	$33.3	$25.1	33%
Average Assets Under Management (in billions)	$32.8	$25.7	27%	$30.7	7%	$31.8	$25.6	24%

Gross Sales (in millions)	$2,639.9	$1,122.0	135%	$2,603.4	1%	$5,243.3	$2,521.8	108%
Net Flows (in millions)	$1,524.7	$168.1	N/M	$1,413.0	8%	$2,937.7	$575.3	N/M

Revenue	$48,902	$34,788	41%	$44,121	11%	$93,023	$68,235	36%
Revenue, as adjusted (1)	$37,555	$27,002	39%	$33,044	14%	$70,599	$53,105	33%

Operating expenses	$45,443	$33,571	35%	$39,678	15%	$85,121	$66,311	28%
Operating expenses, as adjusted (1)	$27,208	$21,729	25%	$26,078	4%	$53,286	$44,226	20%

Operating income	$3,459	$1,217	184%	$4,443	(22)%	$7,902	$1,924	N/M
Operating income, as adjusted (1)	$10,347	$5,273	96%	$6,966	49%	$17,313	$8,879	95%

Net income	$3,196	$413	N/M	$4,337	(26)%	$7,533	$1,473	N/M
Net income (loss) attributable to common stockholders	$2,043	$(487)	N/M	$2,979	(31)%	$5,022	$(327)	N/M
Avg. shares outstanding - diluted (in thousands)	6,887	5,854	18%	6,913	(0)%	6,898	5,843	18%
Net income (loss) per diluted share	$0.30	$(0.08)	N/M	$0.43	(31)%	$0.73	$(0.06)	N/M

Operating margin	7%	3%		10%		8%	3%
Operating margin, as adjusted (1)	28%	20%		21%		25%	17%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” at the end of the release

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Management Commentary

“We are very pleased with this quarter’s results, which demonstrated further increases in adjusted operating income and margin even as we continued the substantial level of mutual fund sales,” said George R. Aylward, president and chief executive officer. “We also completed two other important initiatives with the establishment of the Newfleet Multi-Sector team and, after the quarter ended, the launch of a closed-end fund from Duff & Phelps Investment Management Co., one of our affiliated managers. These achievements, combined with the ongoing strength in sales and earnings, show we are executing on a wide range of initiatives that position the company for continued growth.”

Aylward noted that for the second consecutive quarter the company delivered long-term, open-end mutual fund sales of more than $2 billion. “In just the first half of this year we have already exceeded mutual fund sales for all of 2010,” he said. Additionally, mutual fund net flows improved by more than 15 percent from the prior quarter, and the annualized organic growth rate increased sequentially to 48 percent from 45 percent.

“Our sales success is built on the strength of our investment performance and distribution,” he noted. “Our managers continue to have strong relative investment performance in a variety of products, particularly the Virtus Mutual Funds, which helped drive record sales and net flows for our mutual funds.”

The sequential increase in operating income, as adjusted, and the improvement in operating margin, as adjusted, to 28 percent, resulted from the sustained growth in mutual fund assets under management. Aylward noted, “For several quarters we have gathered and retained assets at a significant pace, with the costs of those sales impacting earnings. Now we are seeing the longer-term benefits of previous sales in terms of increased profitability.”

The two other initiatives that were recently completed position the company for further revenue growth and increased profitability, Aylward said. “The internalization of the Newfleet Multi Sector team, which occurred in June, increased affiliate-managed assets by $5.2 billion and was accretive to earnings, excluding transition costs. The new Duff & Phelps Global Utility Income Fund, which raised $735 million in the third quarter, demonstrates our ability to leverage existing portfolio management capabilities at Duff & Phelps Investment Management into new products and pursue growth opportunities in addition to our open-end funds.”

“This was an exceptionally strong quarter with continued robust sales, increasing net flows, the improvement in our operating results, and the completion of these new growth initiatives,” Aylward said. “We are focused on further leveraging our distribution and investment management resources to continue to drive the growth that has resulted in improved profitability and margin expansion.”

Asset Flows and Assets Under Management

The company continued to generate strong gross and net flows, driven by strong sales in long-term open-end mutual funds.

•

Total sales of $2.6 billion in the second quarter of 2011 were driven by higher long-term open-end mutual fund sales. Total positive net flows grew by 8 percent to $1.5 billion for the second quarter from $1.4 billion in the first quarter. Total sales and net flows exclude flows to cash management products, variable insurance funds and structured products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

•

Sales of long-term open-end mutual funds, which exclude money market funds, were $2.4 billion in the second quarter, an increase of 9 percent from $2.2 billion in the prior quarter. Long-term open-end mutual funds generated $1.6 billion of positive net flows in the second quarter, an increase of 24 percent from $1.3 billion in the first quarter.

•

In the second quarter, the organic growth rate for the company’s long-term open-end mutual funds, which is defined as annualized net flows divided by beginning assets under management, was 48.3 percent compared with 44.8 percent in the prior quarter.

•

Long-term open-end mutual fund sales remained balanced among asset classes, and in the second quarter, 46 percent of sales were in domestic equity funds, 37 percent in fixed-income funds, and 17 percent in international equity funds.

•

Separately managed account sales were $152.1 million in the second quarter, a decline from $212.0 million in the prior quarter, with net outflows of $21.7 million, compared with net inflows of $13.9 million in the prior quarter. Institutional sales were $44.4 million in the current quarter compared with $48.9 million in the first quarter of the year, and net outflows of $91.2 million for the second quarter compare with net outflows of $20.3 million in the prior quarter.

•

Total assets under management at June 30, 2011 increased 4 percent to $33.3 billion from $31.9 billion at March 31, 2011, as the significant positive net flows of $1.5 billion and market appreciation of $0.5 billion offset a $0.6 billion decline in low-fee cash management assets. Long-term assets under management, which exclude cash management products, increased 7 percent to $30.5 billion from $28.5 billion at the end of the first quarter. (There was no impact on assets under management from the addition of the Newfleet Multi-Sector team since the team previously managed those assets under a subadvisory relationship.)

•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $32.8 billion at June 30, 2011, an increase of 7 percent from $30.7 billion from the quarter ended March 31, 2011.

Revenue

Total revenue increased sequentially and from the prior year quarter primarily as a result of increased average mutual fund assets under management.

•

Total revenues were $48.9 million in the second quarter of 2011, an increase of $4.8 million or 11 percent from $44.1 million in the first quarter. The increase in revenue reflected $2.7 million of higher investment management fees; $1.4 million in distribution and service fees; and $0.6 million in administration and transfer agent fees. There was no net impact to revenue in the quarter from the addition of the Newfleet Multi-Sector team as the $1.0 million of fees related to funds managed by the team from June 2 to June 30 was offset by an equal amount of fees paid to the previous subadvisor, pursuant to a customary 30-day notice provision.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

•

Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, and excludes the fees paid to the previous subadvisor of the multi-sector assets, increased by 14 percent to $37.6 million from $33.0 million in the prior quarter. This increase was driven by 7 percent sequential growth in average assets under management.

•

Investment management fees of $31.5 million in the second quarter increased 9 percent from $28.8 million in the first quarter of 2011. The primary driver was the 12 percent sequential increase in average long-term mutual fund assets which contributed $2.2 million to investment management fees.

•

The $1.4 million or 14 percent increase in distribution and service fees resulted primarily from higher average mutual fund assets. There was a corresponding 12 percent increase in distribution and administration expenses primarily related to fees paid to third-party distributors. Administration and transfer agent fees increased 12 percent or $0.6 million due to higher average long-term mutual fund assets.

Expenses

Total operating expenses increased from the prior quarter, primarily reflecting the costs related to the addition of the Newfleet Multi-Sector team, as well as higher employment expenses related to sales- and profit-based incentive compensation.

•

Operating expenses were $45.4 million in the second quarter of 2011, compared with $39.7 million in the prior quarter, primarily driven by $2.9 million of total costs associated with the Newfleet Multi-Sector team, $2.2 million of which is transition-related.

•

Operating expenses, as adjusted, which exclude distribution and administration expenses, and certain cash and non-cash charges, including the $2.2 million of Newfleet Multi-Sector transition-related costs, were $27.2 million for the second quarter, an increase of 4 percent from $26.1 million in the prior quarter. The increase from the prior quarter was primarily driven by the increase in ongoing costs related to the new team.

•

Employment expenses increased 18 percent to $23.1 million from $19.6 million in the first quarter, driven by additional on-going and transition-related compensation for the Newfleet Multi-Sector team, as well as higher employment expenses related to the variable nature of the company’s performance- and sales-based incentive plans. The $3.5 million increase from the prior quarter includes $1.8 million of transition-related employment expenses attributable to the addition of the Newfleet Multi-Sector team. The remaining increase is primarily attributable to the increase in variable sales- and profit-based compensation.

•

Other operating expenses, which include variable sales-related expenses as well as costs related to Newfleet Multi-Sector, were $7.9 million in the 2011 second quarter, or 8 percent higher than $7.4 million in the prior quarter. The current quarter included $0.4 million of transition-related professional fees associated

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

with the establishment of the Newfleet Multi-Sector team, and $0.4 million of annual equity grants for the Board of Directors. Excluding these items, other operating expenses were $7.1 million for the quarter, a reduction of 4 percent from the prior quarter.

Product

As previously announced, on July 27 the company launched the Duff & Phelps Global Utility Income Fund (NYSE: DPG), a new closed-end fund managed by an existing portfolio management team at affiliated manager Duff & Phelps Investment Management. The fund, which raised $735 million during its IPO, and could raise up to $840 million assuming full exercise of the underwriters’ overallotment option, which may or may not occur, invests in domestic and foreign utility companies in the electric, gas, water, telecommunications, and midstream energy sectors. Virtus’ affiliated managers now manage six closed-end funds with more than $5.2 billion in total assets.

Balance Sheet, Liquidity and Capital Resources

Working capital increased 3 percent to $47.4 million at June 30 from $46.1 million at March 31, 2011 as the benefit of higher operating income, as adjusted, was partially offset by third-party mutual fund commissions, the company’s share repurchase program, and transition costs related to the Newfleet Multi-Sector team.

Cash and cash equivalents ended the second quarter at $36.6 million, an increase of 11 percent from $33.0 million at March 31, 2011.

In the second quarter, the company repurchased 35,000 shares of common stock as the continuation of its multi-year share repurchase program. The program allows Virtus to repurchase up to 350,000 shares. To date, Virtus has repurchased 105,000 shares, or approximately 1.5 percent of diluted average common shares outstanding.

After the quarter ended, the company funded $9.6 million of costs associated with the launch of the Duff & Phelps Global Utility Income closed-end fund.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	6/30/2011	6/30/2010	Change	3/31/2011	Change
Cash and cash equivalents	$36,635	$31,586	16%	$33,003	11%
Marketable securities	$15,350	$8,648	77%	$11,809	30%
Long-term debt	$15,000	$15,000	0%	$15,000	0%
Convertible preferred stock	$35,921	$46,800	(23)%	$35,921	0%
Stockholders’ equity	$52,717	$31,593	67%	$50,560	4%

Working capital (1)	$47,374	$37,306	27%	$46,127	3%

(1)	Working capital is defined as current assets less current liabilities.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, August 3 at 11 a.m. Eastern to discuss these financial results and related matters. The conference call will be broadcast live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-831-6267 if calling from within the U.S. or 617-213-8857 if calling from outside the U.S. (Passcode: 63394902). A replay of the call will be available through August 24 in the Investor Relations section of www.virtus.com, or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Conference Number: 52887375). The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2011	6/30/2010	Change	3/31/2011	Change	6/30/2011	6/30/2010	Change
Revenues
Investment management fees	$31,481	$23,388	35%	$28,831	9%	$60,312	$47,802	26%
Distribution and service fees	11,122	7,001	59%	9,738	14%	20,860	13,410	56%
Administration and transfer agent fees	5,817	3,964	47%	5,173	12%	10,990	6,188	78%
Other income and fees	482	435	11%	379	27%	861	835	3%

Total revenues	48,902	34,788	41%	44,121	11%	93,023	68,235	36%

Operating Expenses
Employment expenses	23,050	15,458	49%	19,569	18%	42,619	31,817	34%
Distribution and administration expenses	12,367	7,786	59%	11,077	12%	23,444	15,130	55%
Other operating expenses	7,936	7,434	7%	7,350	8%	15,286	14,417	6%
Restructuring and severance	594	1,100	(46)%	147	N/M	741	1,130	(34)%
Depreciation and other amortization	485	500	(3)%	489	(1)%	974	995	(2)%
Intangible asset amortization	1,011	1,293	(22)%	1,046	(3)%	2,057	2,822	(27)%

Total operating expenses	45,443	33,571	35%	39,678	15%	85,121	66,311	28%

Operating Income	3,459	1,217	184%	4,443	(22)%	7,902	1,924	N/M

Other Income (Expense)
Realized and unrealized gains (losses) on trading securities	278	(526)	N/M	561	(50)%	839	(177)	N/M
Other (expense) income	3	3	0%	(215)	N/M	(212)	71	N/M

Total other income (expense), net	281	(523)	N/M	346	(19)%	627	(106)	N/M

Interest Income (Expense)
Interest expense	(192)	(267)	28%	(211)	9%	(403)	(542)	26%
Interest income	65	77	(16)%	46	41%	111	247	(55)%

Total interest (expense), net	(127)	(190)	33%	(165)	23%	(292)	(295)	1%

Income Before Income Taxes	3,613	504	N/M	4,624	(22)%	8,237	1,523	N/M
Income tax expense	417	91	N/M	287	45%	704	50	N/M

Net Income	3,196	413	N/M	4,337	(26)%	7,533	1,473	N/M

Preferred stockholder dividends	(704)	(900)	22%	(704)	0%	(1,408)	(1,800)	22%

Allocation of earnings to preferred stockholders	(449)	—	N/M	(654)	31%	(1,103)	—	N/M

Net Income (Loss) Attributable to Common Stockholders	$2,043	$(487)	N/M	$2,979	(31)%	$5,022	$(327)	N/M

Earnings (Loss) Per Share - Basic	$0.33	$(0.08)	N/M	$0.48	(31)%	$0.81	$(0.06)	N/M

Earnings (Loss) Per Share - Diluted	$0.30	$(0.08)	N/M	$0.43	(31)%	$0.73	$(0.06)	N/M

Weighted Average Shares Outstanding - Basic (in thousands)	6,238	5,854		6,242		6,238	5,843

Weighted Average Shares Outstanding - Diluted (in thousands)	6,887	5,854		6,913		6,898	5,843

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
By product (period end):
Mutual Funds - Long-term	$20,016.8	$18,099.7	$16,122.4	$14,998.7	$13,413.2
Mutual Funds - Money Market	2,122.6	2,614.6	2,915.5	2,704.6	2,841.0
Variable Insurance Funds	1,511.6	1,553.3	1,538.5	—	—
Separately Managed Accounts	4,091.0	4,005.1	3,833.0	3,626.0	3,451.6
Institutional Products (5)	5,582.3	5,639.2	5,063.9	5,783.3	5,413.7

Total	$33,324.3	$31,911.9	$29,473.3	$27,112.6	$25,119.5

By product (average) (1)
Mutual Funds - Long-term	$19,170.2	$17,149.7	$15,742.5	$14,316.2	$13,966.0
Mutual Funds - Money Market	2,522.2	2,777.8	2,695.1	2,877.6	2,921.9
Variable Insurance Funds	1,531.0	1,550.5	950.8	—	—
Separately Managed Accounts (2)	4,005.1	3,833.0	3,626.0	3,451.6	3,642.3
Institutional Products (2) (5)	5,577.4	5,391.6	5,559.7	5,430.2	5,210.9

Total	$32,805.9	$30,702.6	$28,574.1	$26,075.6	$25,741.1

By asset class (period end):
Equity	$17,493.5	$16,405.3	$14,403.4	$12,272.3	$11,088.1
Fixed Income	13,028.9	12,097.4	11,752.5	11,151.0	10,358.9
Cash	2,801.9	3,409.2	3,317.4	3,689.3	3,672.5

Total	$33,324.3	$31,911.9	$29,473.3	$27,112.6	$25,119.5

Assets Under Management - Average Net Management Fees Earned (3)

(In basis points)

	Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
Mutual Funds - Long-term (4)	44.2	44.0	43.7	42.9	43.2
Mutual Funds - Money Market	4.0	4.8	5.1	5.2	5.2
Variable Insurance Funds (4)	39.0	39.8	45.2	—	—
Separately Managed Accounts (2)	48.5	49.7	47.3	47.4	47.3
Institutional Products (2) (5)	27.1	27.8	25.8	25.5	28.2
All Products	38.5	38.1	37.1	35.7	36.4

(1)	Averages are calculated as follows:
•	Mutual Funds and Variable Insurance Funds (VIF) - average daily balances
•	Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)
•	Institutional Products - average of month-end balances in quarter
(2)	Excluding cash management products, Separately Managed Accounts and Institutional Products ending assets under management, average assets under management and average net fees earned were:

	Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
Separately Managed Accts-Ending Assets	$4,035.9	$3,943.5	$3,709.2	$3,462.6	$3,327.7
Separately Managed Accts-Avg. Assets	$3,943.5	$3,709.1	$3,426.6	$3,327.7	$3,508.5
Separately Managed Accts-Avg. Fees	49.0	50.7	48.8	48.6	48.6
Institutional Products-Ending Assets	$4,958.1	$4,906.2	$4,785.8	$4,962.0	$4,706.1
Institutional Products-Avg. Assets	$4,919.4	$4,882.8	$4,869.9	$4,688.9	$4,748.4
Institutional Products-Avg. Fees	30.0	29.6	28.7	29.2	30.7

(3)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (1).
(4)	Average fees earned for mutual funds and VIF are net of sub-advisory fees.
(5)	Includes structured finance products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Retail Products
Mutual Funds - Long-term
Beginning balance	$18,099.7	$16,122.4	$14,998.7	$13,413.2	$13,820.6	$16,122.4	$13,159.1
Inflows	2,443.4	2,342.5	1,453.6	1,112.4	975.4	4,785.9	1,964.0
Outflows	(805.8)	(923.1)	(855.0)	(651.3)	(708.5)	(1,728.9)	(1,362.3)

Net flows	1,637.6	1,419.4	598.6	461.1	266.9	3,057.0	601.7
Market appreciation (depreciation)	321.3	568.3	555.2	1,163.2	(654.9)	889.6	(306.6)
Other (1)	(41.8)	(10.4)	(30.1)	(38.8)	(19.4)	(52.2)	(41.0)

Ending balance	$20,016.8	$18,099.7	$16,122.4	$14,998.7	$13,413.2	$20,016.8	$13,413.2

Mutual Funds - Money Market
Beginning balance	$2,614.6	$2,915.5	$2,704.6	$2,841.0	$3,034.2	$2,915.5	$3,930.6
Other (1)	(492.0)	(300.9)	210.9	(136.4)	(193.2)	(792.9)	(1,089.6)

Ending balance	$2,122.6	$2,614.6	$2,915.5	$2,704.6	$2,841.0	$2,122.6	$2,841.0

Variable Insurance Funds (2)
Beginning balance	$1,553.3	$1,538.5	$—	$—	$—	$1,538.5	$—
Other (1) (3)	(41.7)	14.8	1,538.5	—	—	(26.9)	—

Ending balance	$1,511.6	$1,553.3	$1,538.5	$—	$—	$1,511.6	$—

Separately Managed Accounts
Beginning balance	$4,005.1	$3,833.0	$3,626.0	$3,451.6	$3,642.3	$3,833.0	$3,551.8
Inflows	152.1	212.0	200.2	107.2	115.1	364.1	231.6
Outflows	(173.8)	(198.1)	(202.6)	(144.3)	(169.9)	(371.9)	(325.6)

Net flows	(21.7)	13.9	(2.4)	(37.1)	(54.8)	(7.8)	(94.0)
Market appreciation (depreciation)	115.8	221.5	244.7	191.3	(134.4)	337.3	1.5
Other (1)	(8.2)	(63.3)	(35.3)	20.2	(1.5)	(71.5)	(7.7)

Ending balance	$4,091.0	$4,005.1	$3,833.0	$3,626.0	$3,451.6	$4,091.0	$3,451.6

Institutional Products
Institutional Accounts
Beginning balance	$4,627.1	$4,087.7	$4,845.9	$4,494.8	$4,219.1	$4,087.7	$3,929.8
Inflows	44.4	48.9	60.7	358.5	31.5	93.3	326.2
Outflows	(135.6)	(69.2)	(104.2)	(327.3)	(75.5)	(204.8)	(258.6)

Net flows	(91.2)	(20.3)	(43.5)	31.2	(44.0)	(111.5)	67.6
Market appreciation (depreciation)	61.3	104.7	127.7	205.6	(15.9)	166.0	150.1
Other (1)	(108.9)	455.0	(842.4)	114.3	335.6	346.1	347.3

Ending balance	$4,488.3	$4,627.1	$4,087.7	$4,845.9	$4,494.8	$4,488.3	$4,494.8

Structured Products
Beginning balance	$1,012.1	$976.2	$937.4	$918.9	$909.1	$976.2	$868.4
Other (1)	81.9	35.9	38.8	18.5	9.8	117.8	50.5

Ending balance	$1,094.0	$1,012.1	$976.2	$937.4	$918.9	$1,094.0	$918.9

Total
Beginning balance	$31,911.9	$29,473.3	$27,112.6	$25,119.5	$25,625.3	$29,473.3	$25,439.7
Inflows	2,639.9	2,603.4	1,714.5	1,578.1	1,122.0	5,243.3	2,521.8
Outflows	(1,115.2)	(1,190.4)	(1,161.8)	(1,122.9)	(953.9)	(2,305.6)	(1,946.5)

Net flows	1,524.7	1,413.0	552.7	455.2	168.1	2,937.7	575.3
Market appreciation (depreciation)	498.4	894.5	927.6	1,560.1	(805.2)	1,392.9	(155.0)
Other (1)	(610.7)	131.1	880.4	(22.2)	131.3	(479.6)	(740.5)

Ending balance	$33,324.3	$31,911.9	$29,473.3	$27,112.6	$25,119.5	$33,324.3	$25,119.5

(1)	Comprised of mutual fund dividends distributed, net flows on cash management strategies and the variable insurance trust, market appreciation (depreciation) on the variable insurance funds and structured products, and acquisitions (dispositions) of investment contracts, as applicable.
(2)	A variable insurance trust (VIT) was established in the quarter ended 12/31/10. Following a transaction with a third-party VIT, Virtus became the advisor and distributor to $1.5 billion, which is reflected as fourth quarter “Other.” Virtus previously acted as the subadvisor under institutional mandates with the third-party VIT representing $292.5 million, $270.9 million and $313.4 million for the periods ended 9/30/10, 6/30/10 and 3/31/10, respectively.
(3)	Variable Insurance Funds “Other” line item includes net flows of ($64.5), ($69.1), and ($76.1) for the periods ended 6/30/11, 3/31/11 and 12/31/10, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	Jun 30, 2011	Jun 30, 2010	Mar 31, 2011	Jun 30, 2011	Jun 30, 2010
Revenues, GAAP basis	$48,902	$34,788	$44,121	$93,023	$68,235
Less:
Distribution and administration expenses	12,367	7,786	11,077	23,444	15,130
Newfleet transition related subadvisory fees (1)	(1,020)	—	—	(1,020)	—

Revenues, as adjusted (2)	$37,555	$27,002	$33,044	$70,599	$53,105

Operating Expenses, GAAP Basis	$45,443	$33,571	$39,678	$85,121	$66,311
Less:
Distribution and administration expenses	12,367	7,786	11,077	23,444	15,130
Depreciation and amortization	1,496	1,793	1,535	3,031	3,817
Stock-based compensation	1,587	1,163	841	2,428	2,008
Restructuring and severance charges	594	1,100	147	741	1,130
Newfleet transition related operating expenses (3)	2,191	—	—	2,191	—

Operating Expenses, as adjusted (4)	$27,208	$21,729	$26,078	$53,286	$44,226

Operating Income, as adjusted (5)	$10,347	$5,273	$6,966	$17,313	$8,879

Operating margin, GAAP basis	7%	3%	10%	8%	3%
Operating margin, as adjusted (5)	28%	20%	21%	25%	17%

(1)	Reflects 30 days of fees payable under the termination provisions of the subadvisory agreement with a former unaffiliated subadvisor of the Multi-Sector assets. These subadvisory fees ended effective July 2, 2011. The company records its management fees net of fees paid to unaffiliated subadvisors.
(2)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes revenues, as adjusted, provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties.
(3)	Newfleet transition-related operating expenses consist of compensation expenses of $1,762 and certain legal and professional fees of $429 incurred in conjunction with the establishment of the Newfleet Multi-Sector team. Compensation expenses include $90 of stock-based compensation from initial equity grants.
(4)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(5)	Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) potential adverse regulatory and legal developments; (l) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (m) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (n) the ability to satisfy the financial covenants under existing debt agreements; and (o) certain other risks and uncertainties described in our 2010 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com